UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2006


                           China Medicine Corporation
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             (Exact name of registrant as specified in its charter)


    Delaware                            0-51379                 51-0539830
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(State or other jurisdiction      (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


                         51 Everett Drive; Suite A-20;
                       West Windsor Professional Center,
                          Princeton Junction, NJ 08550
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (609)799-1889


                          Lounsberry Holdings III, Inc.
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           (Former Name and Address if Changed since the last Report)





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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the
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[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 9, 2006, the board of directors of Lounsberry Holdings III, Inc. (the "Company"), increased the number of its directorships from two to five and appointed Mr. Robert Adler, Dr. Rachel Gong and Dr. Yanfang Chen to fill the three newly created directorships. None of the three new directors has had any relationship with the Company (either as a partner, stockholder or employee) in the past three years and they are qualified as independent directors as defined by rules of the Nasdaq Stock Market.

     On  the  same  day,  the  board   established  an  Audit  Committee  and  a
Compensation Committee. The Audit Committee was established to oversee the Company's accounting and financial reporting processes, as well as its financial statement audits. Dr. Rachel Gong was appointed as Chairman of the Audit Committee and Mr. Robert Adler was appointed to serve on the Audit Committee.

     The   Compensation   Committee  was   established   to  oversee   executive
compensation and related corporate governance matters. Dr. Yanfang Chen and Dr. Rachel Gong are appointed to serve on the Compensation Committee.

     Mr. Robert Adler, age 71, is a private investor. During the past five years, Mr. Adler has been an investment adviser with UBS Financial Services and most recently he taught financial English for a semester in Shanghai University of Finance and Economics. Mr. Adler's prior experience includes terms as a managing director for ING Furman Selz Asset Management, Vice President and
Senior Investment Officer of BHF Securities Corp and DG Bank, New York Branch and Vice President of Kuhn, Loeb & Co. Mr. Adler obtained a B.A. degree from Swarthmore College and studied at NYU School of Business Administration. Mr. Adler is a member of Institute of Chartered Financial Analysts.

     Dr. Rachel Gong, age 38, is an investment principal of Morningside, an international investment group based in Hong Kong and has served in that position since 2004. Prior to that, Dr. Gong served as an investment banker for RBC Capital Markets from 2001 to 2004 and a senior auditor for PricewaterhouseCoopers from 1999 to 2001. Dr. Gong obtained a Ph.D in Medical Science (Biochemistry and Molecular Biology) from University of South Florida College of Medicine and an MBA from Johnson Graduate School of Management of Cornell University.

     Dr. Yanfang Chen, age 42, is currently an assistant professor, of Department of Pharmacology & Toxicology, Wright State University Boonshoft School of Medicine. During the past five years, he has been research associate, senior research associate and research assistant professor at the Department of Pharmacology & Toxicology, Wright State University Boonshoft School of Medicine. He obtained a Ph.D degree from Medical Science Center, Peking University in China in 1995 and worked for Guangdong Provincial People's Hospital from 1995 to 1999. Dr. Chen is a professional member of American Heart Association and American Stroke Association, and a member of American Society for Pharmacology and Experimental Therapeutics. He has numerous publications in his field of research.

     Each of the three new directors shall receive an annual directors' fee of $10,000. In addition, pursuant to the Company's 2006 long-term incentive plan (the "2006 Plan"), each independent director receives a stock option to purchase 30,000 shares of common stock on the date of his or her appointment at an exercise price equal to the fair market value on the date of grant, which was $1.25 per share. The option grants are subject to stockholder approval of the 2006 Plan.




                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006

                       China Medicine Corporation
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                               (Registrant)


                                           By: /s/ Senshan Yang
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                                           Name:  Senshan Yang
                                           Title:    Chief Executive Officer